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                                February 28, 2001


                                                                     EXHIBIT 5.1

Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

         Re:      Capital Auto Receivables, Inc.
                  Registration Statement on Form S-3 (No. 333-93431) Central Originating Lease Trust
                  Registration Statement on Form S-1 (No. 333-93431-01)

                  We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments hereto and the prospectus supplements described therein, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities").

                  Three different base prospectuses and prospectus supplements are contained in the Registration Statements. One prospectus and related prospectus supplement, referred to in the Registration Statement as "Version 1" (the "CARAT Prospectus") pertains to offerings by the Company of Securities issued by CARAT Trusts (as defined below); the second such prospectus and related prospectus supplement, referred to in the Registration Statement as "Version 2" (the "Grantor Trust Prospectus") pertains to offerings by the Company of Securities issued by Grantor Trusts (as defined below); and the third such prospectus and related prospectus supplement, referred to in the Registration Statement as "Version 3" (the "Secured Note Prospectus") pertains to offerings by the Company of Securities secured by secured notes issued by Central Originating Lease Trust. This opinion relates only to the CARAT Prospectus and the Grantor Trust Prospectus and their exhibits contained in the Registration Statements.

                  As described in the CARAT Prospectus, the Securities issued pursuant to the CARAT Prospectus and related prospectus supplements (each, a "CARAT Prospectus Supplement") will be Asset Backed Notes ("CARAT Notes") and Asset Backed Certificates ("CARAT Certificates") that




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Capital Auto Receivables, Inc.
February 28, 2001
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will be issued in series. Each series of CARAT Notes and CARAT Certificates will be issued by a Delaware business trust or common law trust (each, a "CARAT Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "CARAT Trust Agreement") between the Company and an Owner Trustee to be specified in the related CARAT Prospectus Supplement. Each series issued by a CARAT Trust may include one or more classes of CARAT Notes and one or more classes of CARAT Certificates. The CARAT Notes of any CARAT Trust will be issued pursuant to an Indenture (each, a "CARAT Indenture") by and between such CARAT Trust and an Indenture Trustee to be specified in the related CARAT Prospectus Supplement and a Trust Sale and Servicing Agreement by and among such CARAT Trust, the Company and General Motors Acceptance Corporation, as servicer (each, a "CARAT Trust Sale and Servicing Agreement"). The CARAT Certificates of any CARAT Trust will be issued pursuant to a CARAT Trust Agreement.

                  As described in the Grantor Trust Prospectus, the Securities issued pursuant to the Grantor Trust Prospectus and related prospectus supplements will be Asset Backed Certificates, Class A (the "Grantor Trust Certificates") to be issued in series, each series to be issued by a grantor trust to be formed by the Company (each, a "Grantor Trust"). Each series will be issued pursuant to a Pooling and Servicing Agreement among the Company, as Seller, General Motors Acceptance Corporation, as Servicer, and a Trustee to be specified in the related Grantor Trust Prospectus Supplement (the "Trustee") (each, a "Grantor Trust Pooling and Servicing Agreement").

                  We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the CARAT Notes, CARAT Certificates and Grantor Trust Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of CARAT Indenture, (ii) the form of CARAT Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "CARAT Trust Certificate")), (iii) the form of CARAT Trust Sale and Servicing Agreement, (iv) the form of CARAT Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company and (v) the form of Administration Agreement among the related CARAT Trust, the related Indenture Trustee and General Motors Acceptance Corporation, as administrator (collectively, the "CARAT Operative Documents"). We also have examined (i) the form of Grantor Trust Pooling and Servicing Agreement, (ii) the form of the Grantor Trust Certificate and (iii) the form of Purchase Agreement between General Motors Acceptance Corporation and the Company, in each case as filed as an exhibit to the Registration Statement (collectively, the "Grantor Trust Operative Documents"). We




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have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

                  On the basis of the foregoing and on the basis of our examination of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, it is our opinion that:

                  (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

                  (b) With respect to the CARAT Notes and CARAT Certificates of any series issued by any CARAT Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount or certificate balance, price, interest rate and other principal terms of such CARAT Notes and CARAT Certificates and the forms of such CARAT Notes and CARAT Certificates have been duly established and approved by the Company's Board of Directors, (iii) the CARAT Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the CARAT Trust Certificate for the related CARAT Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related CARAT Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such CARAT Notes and CARAT Certificates have been duly executed and issued by such CARAT Trust and authenticated by the Indenture Trustee or the Owner Trustee, as appropriate, and sold by the Company, all in accordance with the terms and conditions of the related CARAT Operative Documents and in the manner described in the Registration Statement, such CARAT Notes and CARAT Certificates will have been duly authorized by all necessary action of such CARAT Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related CARAT Operative Documents, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity; and





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                  (c) With respect to the Grantor Trust Certificates of any
         series, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal balance, price, interest rate and other principal terms of such Grantor Trust Certificates have been duly approved by the Board of Directors of the Company, (iii) the Grantor Trust Operative Documents relating thereto have been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and (iv) such Grantor Trust Certificates have been duly executed by the Company, authenticated by the Trustee and sold by the Company, all in accordance with the terms and conditions of the related Grantor Trust Pooling and Servicing Agreement and in the manner described in the Registration Statement, such Grantor Trust Certificates will have been duly authorized by all necessary corporate action of the Company and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Grantor Trust Pooling and Servicing Agreement, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer or sale of the CARAT Notes, CARAT Certificates and Grantor Trust Certificates.

                  We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the General Corporation Law of the State of Delaware and the Delaware Business Trust Act.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the filing of our opinion of even date herewith with respect to material tax matters as Exhibit 8.1 to the Registration Statement, to the reference to our firm in the CARAT Prospectus included in the Registration Statement under the captions "Federal Income Tax Consequences" and "Legal Opinions" and to the reference to our firm in the Grantor Trust Prospectus included in the Registration Statement under the captions "Federal Income Tax Consequences" and "Legal Opinions." In giving this consent, we do not thereby admit that we come within the category of




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Capital Auto Receivables, Inc.
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persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                               Sincerely,


                                               KIRKLAND & ELLIS